Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Date of Report:

May 21, 2014

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 948-7520

Issuer's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Tuesday May 20, 2014. The shareholders voted, either in person or by proxy on the following proposals, with the final result of the shareholder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2015.

	Votes For	Votes Withheld	Broker Non-Votes

01 Michael Evans	3,494,233	1,188,087	1,824,548
02 Steven Feldman	3,470,269	1,212,051	1,824,548
03 James Lentz	3,473,233	1,209,087	1,824,548
04 Michael Murtaugh	3,479,586	1,202,734	1,824,548

2.	To act upon a proposal to ratify the appointment of Sassetti LLC as independent auditors of the Company for the fiscal year ending November 30, 2014.

Votes For	Against	Abstain	Broker Non-Votes

6,393,535	93,004	20,329	-

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

5,056,705	554,674	895,487	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc. (Registrant)

By:	/s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: May 21, 2014